                                                                 EXHIBIT 11.1
                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA
                                                  Year Ended December 31,
                                       -------------------------------------------
                                           1994           1993            1992
                                       -----------    ------------    ------------
Earnings (loss) before
  extraordinary item                   $ 4,521,000    $  6,265,000    $ (2,417,000)
Extraordinary loss, net                                   (384,000)
                                       -----------    ------------    ------------
Net earnings (loss)                    $ 4,521,000    $  5,881,000    $ (2,417,000)
                                       ===========    ============    ============
Weighted average number
  of shares outstanding
  during the period                     12,127,481      12,225,177      12,231,365
                                       ===========    ============    ============
Earnings (loss) per common share:
  Earnings (loss) before
    extraordinary item                 $      0.37    $       0.51    $      (0.20)
  Extraordinary loss, net                                    (0.03)
                                       -----------    ------------    ------------
                                       $      0.37    $       0.48    $      (0.20)
                                       ===========    ============    ============
Additional Primary Computation
------------------------------
Earnings before extraordinary item     $ 4,521,000    $  6,265,000
Extraordinary loss, net                                   (384,000)
                                       -----------    ------------
Net earnings                           $ 4,521,000    $  5,881,000
                                       ===========    ============
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above          12,127,481      12,225,177
        Add - dilutive effect of
          outstanding options(a)            31,821          60,097
                                       -----------     -----------
Weighted average number of shares
  outstanding as adjusted               12,159,302      12,285,274
                                       ===========    ============

Earnings (loss) per common share:(b)
  Earnings before extraordinary item   $      0.37    $       0.51
  Extraordinary loss, net                                    (0.03)
                                       -----------    ------------
                                       $      0.37    $       0.48
                                       ===========    ============
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                  GIANT INDUSTRIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE DATA

                                         Year Ended December 31,
                                       ---------------------------
                                           1994           1993
                                       -----------     -----------
Fully Diluted Computation
-------------------------
Earnings before extraordinary item     $ 4,521,000     $ 6,265,000
Extraordinary loss, net                                   (384,000)
                                       -----------     -----------
Net earnings                           $ 4,521,000     $ 5,881,000
                                       ===========     ===========
Additional adjustment to
  weighted average number of
  shares outstanding:
    Weighted average number of
      shares outstanding above          12,127,481      12,225,177
        Add - dilutive effect of
          outstanding options(a)            33,456          84,629
                                       -----------     -----------
Weighted average number of shares
  outstanding as adjusted               12,160,937      12,309,806
                                       ===========     ===========

Earnings (loss) per common share:(b)
  Earnings before extraordinary item   $      0.37     $      0.51
  Extraordinary loss, net                                    (0.03)
                                       -----------     -----------
                                       $      0.37     $      0.48
                                       ===========     ===========


(a)  As determined by the application of the treasury stock method.
(b)  This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
     14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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